Moving Forward – Building a Stronger Community Investor Presentation May 2021

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 2 Forward-Looking Statement Statements contained in this investor presentation that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). Such forward-looking statements are subject to significant risks and uncertainties. CB Financial Services, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates, our ability to control costs and expenses, and other factors that are described in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statement except as may be required by applicable law or regulation. Explanation of Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Presentation contains or references, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in analyzing the Company’s operating results on the same basis as that applied by management. Non-GAAP adjusted items reflect non-cash charges related to goodwill impairment and a writedown on fixed assets from the Monessen branch closure.

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 3 At a Glance – CB Financial Services, Inc. Shareholder Information Share Price $21.50 Shares Outstanding 5.4M Public Float 4.9M Market Cap $116.1M Total Stockholder’s Equity $133.8M Book Value per Share (GAAP) $24.62 Tangible Book Value per Share (Non-GAAP) $21.38 Price to Book Value (GAAP) 0.87X Price to Tangible Book Value (Non-GAAP) 1.1X P/E (LTM Adjusted EPS of $2.01) (Non-GAAP) 10.6x ◼ Community Bank headquartered in Southwestern PA ◼ Founded in 1901 ◼ Currently operating in Southwestern PA, Ohio River Valley and Central WV ◼ Community Bank operates 15 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania, six offices in Brooke, Marshall, Ohio, Upshur and Wetzel Counties in West Virginia, and one office in Belmont County in Ohio. ◼ Financial Overview - Assets: $1.48 Billion - Loans: $1.04 Billion - Deposits: $1.28 Billion ◼ Strategic, disciplined acquirer: ► FedFirst Financial in October 2014 ► First West Virginia in April 2018 ► Beynon Insurance in August 2018 Corporate Overview • All daily trading information/multiples as of April 30, 2021 • All other financial information as of March 31, 2021

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 4 Community Bank Mission Statement Community Bank is an exceptional, independent financial institution. We will provide our customers with valuable, appropriate products and outstanding personal service. Community Bank strives to continue to grow and continue to create value for our shareholders. Our employees will be treated fairly and given opportunities for personal growth. We will be closely involved in improving our communities.

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 5 Diversified Business ▪ Well-positioned to serve the needs of small and medium-sized businesses across our footprint ▪ Growing presence within the Pittsburgh MSA ▪ Strong asset quality Commercial Banking Retail Banking Mortgage Banking Insurance Brokerage ▪ Active mortgage origination platform with dedicated mortgage originators ▪ Robust housing market ▪ Expanding mortgage banking platform into legacy markets and new markets ▪ Subsidiary led by Rich Boyer, Senior Vice President – Insurance Operations & Director, a 30+ year industry veteran ▪ Continued momentum and growth following the Beynon Insurance acquisition in August 2018 ▪ Complementary to commercial and retail banking business ▪ Currently operating in Southwestern PA, Ohio River Valley and Central WV

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 6 ◼ Empower our experienced, high-quality employees to provide superior customer service in all aspects of our business ◼ Net Promoter Score of 45 vs. a U.S. bank average of 35 (higher number represents an increasingly satisfied customer base) ◼ Create a sales and service culture which builds full relationships with our customers ◼ Utilize technology investments to enhance speed of process while improving customer experience ◼ Enhance profitability and efficiency potential while continuing to invest for future growth ◼ Continue our track record of opportunistic growth in the robust Pittsburgh MSA and across our footprint ◼ Evolve toward more electronic/digital products and processes driving greater efficiency and expand our brand awareness in our market by utilizing digital and other outlets ◼ Leverage our credit culture and strong loan underwriting to uphold our asset quality metrics Building on Core Strengths Be the Community Bank of choice across our footprint for residents and small and medium-sized businesses

Attractive Operating Markets

Pittsburgh Metropolitan Area

- Population of approximately 2.3 million with a median household income of nearly $64,000, which is projected to increase 10.2% in the next 5 years
- Large market for energy, healthcare, technology, and manufacturing companies[1]
- Highly educated labor force from Carnegie Mellon University, University of Pittsburgh, and Duquesne University[1]
- Fortune 500 companies headquartered in Pittsburgh MSA include: Kraft Heinz, PNC Financial Services, PPG Industries, U.S. Steel, Alcoa, Dick's Sporting Goods, and WESCO International[2]
- Carnegie Mellon University and the University of Pittsburgh have helped to bring tech jobs and innovation to the area and tech giants like Uber and Facebook have opened offices in Pittsburgh
- Substantial medical services investment is happening regionally:
  - UPMC is investing $2 billion in 3 new specialty hospitals in Pittsburgh and is constructing a new hospital facility in Washington County, PA

Large Employers in Operating Area

ANSYS

CROWN CASTLE

CONSOL ENERGY

UPMC LIFE CHANGING MEDICINE

84 LUMBER

VIATRIS

FedEx

EQT


UPMC
VISION AND REHABILITATION HOSPITAL
At UPMC Mercy

(1) https://datausa.io/profile/geo/pittsburgh-pa-metro-area/

(2) http://fortune.com/fortune500/

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 7

Leveraging a Rich History and Community Presence

The Beginning and Formation of the Bank



1901

The Bank was originally chartered in 1901 as The First National Bank of Carmichaels, serving southwestern PA and local community

1987

Changed name to Community Bank, National Association

2006

Completed a charter conversion from a national bank to a Pennsylvania-chartered commercial bank wholly-owned by the Company

20+ Branch Network Supporting SW Pennsylvania, WV, and OH



2007-2019

Community Bank weathered the financial crisis, continued to expand its community presence, and launched new insurance and wealth management services

Global Pandemic Accelerates Need for Revitalization

2020

The onset of COVID-19 increased demand for fintech solutions and mobile banking services

Community Bank Appoints John Montgomery President & CEO in August 2020

Implementation of Strategic Initiatives Aimed at Optimizing Branch Network and Positioning Community Bank for the Future

2021 -

On February 23, 2021, Community Bank announced initiatives to optimize its current branch network through the consolidation of six branch locations and the possible divestiture of others, while expanding technology and infrastructure investments in its remaining locations

Community Bank has engaged with third-party workflow optimization experts to assist in implementing a number of robotic process automations (RPAs) and more effective sales management that it expects will improve operational efficiencies in the near and long-term.

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 8

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 9 ZIRR Creates NIM Pressures on All Banks Disruption by Technology and FinTech Online and Mobile Delivery of Services is Essential Evaluating Market Changes ~ Need to Adapt Changing Consumer Behavior Requirements for Instant Service to Fulfill Expectations (One Click) 0%

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 10 Evaluating Branch Network ◼ Customer engagement / loyalty ◼ Good credit quality ◼ Generally low-cost deposits ◼ Employees focused on customers / clients Strengths of Existing Network Areas for Improvement ◼ Technological advancements ◼ Need to right size costs ◼ Increased efficiency ◼ Retain the ability to move quickly into new markets CONCLUSION: Community Bank must become more efficient so investments can be made while lowering operating costs.

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 11 Total Operational Efficiency Initiative Management has identified six branches for consolidation while exploring the divestiture of others: ◼ Monongahela, PA ◼ Perryopolis, PA ◼ Pioneer, PA ◼ Southpointe, PA ◼ Bellaire, OH ◼ Wellsburg, WV A comprehensive review of Community Bank’s branch network and operating environment has been completed with the following priorities: ◼ Improve profitability ◼ Improve efficiency ◼ Investment in digital marketing and technology ◼ Increased automation in back-office operations ◼ Thorough evaluation of individualized processes and identified 185 specific areas for improvement, including: ◼ Infrastructure improvements ◼ Client experience improvements ◼ Employees focused on customers / clients Identifying Solutions to Improve Operating Performance Branch Consolidation or Potential Divestitures Support Brand While Enhancing Customer Loyalty and Engagement From the Top of the Organization to Every ATM!

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 12 Branch Optimization Efforts Expected Costs / Savings Anticipates non-recurring pre-tax costs during 2021 of up to $6.1 million. This estimated cost excludes the impact of any premium from sale of branches, and assumes no salvage value, lease termination, severance, and other costs associated with the consolidations or sales; however, the Company does anticipate some recovery of these costs over time. CB expects an annual reduction in pre-tax operating expenses in 2021 of approximately $1.5 million, along with $3.0 million of ongoing pre-tax cost savings as a result of the implementation of the branch optimization initiatives. CB anticipates these ongoing savings being incremental to net income beginning in 2022.

Executive Leadership Team



John Montgomery

- President & CEO; appointed in August 2020
- Accomplished bank executive with over 30 years of experience
- Previously Chief Credit Officer at First Bank, a privately held $6 Billion bank located in St. Louis, Missouri.



Jamie Prah

- Executive Vice President & Chief Financial Officer
- 20+ years of banking experience with 9 years in CEO/CFO role
- Joined CBFV in May 2019; previously President & CEO of Union Building & Loan Savings Bank and CFO of FFCO
- Responsible for financial oversight, SEC reporting, strategic planning and regulatory reporting oversight



Ralph Burchianti

- Senior Executive Vice President & Chief Credit Officer
- Director since 2018
- Responsibilities include oversight of credit & underwriting policies for the organization
- Nearly 35 years of experience with CBFV



Jennifer George

- Executive Vice President & Chief Operations Officer
- Appointed EVP – COO in May 2019, joined CBFV in October 2014 during FFCO merger as Senior Vice President – Retail, Human Resources & Compliance
- 20+ years banking experience with a background in Accounting. Specializing in operations, BSA, compliance & human resources
- Previously a Senior Vice President – Chief Risk Officer & Vice President – Bank Operations at FFCO

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 13

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 14 First Quarter 2021 Highlights Solid Profitability and Growth in Deposits During Period When Company Implemented Optimization Efforts (comparison to December 31, 2020) Net Income Loans and Deposits Tangible Book Value(1) Q1 2021 net income was $2.85 million, or $0.52 per diluted share, compared to net income of $0.8 million, or $0.12 per diluted share, in the prior year period Total loans as of March 31, 2021 were $1.04 billion, a decrease of $3.1 million Total deposits as of March 31, 2021 of $1.28 billion, an increase of $59.9 million Tangible book value per share of $21.38 at March 31, 2021, compared to $21.42 (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure.

Financial Update – Q1 2021

($000s except per share)	2017 FY 12/31/17	2018 FY 12/31/18	2019 FY 12/31/19	2020 FY 12/31/20	2020 Q1 3/31/20	**2021 Q1 3/31/21**
Balance Sheet						
Total Assets	$934,486	$1,281,701	$1,321,537	$1,416,720	$1,313,173	**$1,476,821**
Total Loans HFI	744,392	912,872	952,496	1,044,753	974,650	**1,041,697**
Total Deposits	773,344	1,086,658	1,118,359	1,224,569	1,106,640	**1,284,463**
Tangible Common Equity(2)	85,019	96,545	112,145	116,399	113,105	**116,177**
Capital Ratios (%)						
Loans/ Deposits	96.3%	84.0%	85.2%	85.3%	88.1%	**81.1%**
Tang. CE / Tang Assets(2)	9.18	7.78	8.74	8.32	8.87	**7.96**
Tier 1 Ratio (Bank)	12.2	11.4	11.4	11.8	11.6	**11.9**
Total Capital Ratio (Bank)	13.5	12.6	12.5	13.0	12.9	**13.1**
Asset Quality (%)(1)						
NPAs/ Assets	0.81%	0.56%	0.42%	1.04%	0.42%	**0.98%**
NCOs/ Avg Loans	0.13	0.21	0.05	0.11	0.02	**0.02**
Reserves/ Nonaccrual Loans	224	291	340	117	407	**118**
Profitability						
Net Income (Loss)	$6,944	$7,052	$14,327	($10,640)	$773	**$2,845**
ROAA	0.78%	0.61%	1.09%	(0.77%)	0.24%	**0.81%**
PTPP ROAA(2)	1.32	0.96	1.28	1.05	1.05	**1.07**
ROAE	7.53	5.91	9.89	(7.18)	2.04	**8.54**
ROATCE(2)	8.7	9.2	15.1	8.9	4.61	**11.7**
Net Interest Margin (FTE)(2)	3.58	3.59	3.64	3.32	3.57	**3.05**
Adjusted Efficiency Ratio(2)	66.7	71.1	63.8	68.1	66.2	**70.1**
Diluted EPS	$1.69	$1.40	$2.63	($1.97)	$0.14	**$0.52**
TBV Per Share(2)	20.76	17.77	20.52	21.42	20.97	**21.38**

Source: Company documents and S&P Global Market Intelligence. Data as of 3/31/21. Regulatory capital ratios are bank-level.
(1) NPLs include nonaccrual loans, 90+ days past due loans and TDRs. NPAs include NPLs and OREO.
(2) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.

- Diluted EPS for Q1 2021 was $0.52, compared to $0.14 in the prior year period
- NIM declined 51bps year-over-year to 3.04% as compared with Q1 2020 of 3.55% on declining asset yields slightly offset by lower interest-bearing deposit costs
- Total loans including Payroll Protection Program ("PPP") loans were $1.04 billion, a decrease of $3.1 million
- Total loans (excluding PPP loans) were $981.3 million, a decrease of $8.3 million
- Total deposits were $1.28 billion, an increase of $59.9 million
- Total assets increased to a record $1.48 billion, compared to $1.42 billion
- Regulatory capital levels remain well capitalized and TCE ratio has increased since 12/31/19

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 15

Key Financial Metrics

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 17 ▪ Continuing to drive organic loan growth without sacrificing credit underwriting standards ▪ Providing personalized customer engagement that leads to repeat and referral business ▪ Focus on growing core deposits ▪ New competitive core system ▪ Branch optimization Operating Initiatives Lead to Consistent Growth with a High-Quality Balance Sheet $830.7 $846.1 $934.5 $1,281.7 $1,321.7 $1,416.7 $1,476.8 $500 $700 $900 $1,100 $1,300 $1,500 $1,700 2015 2016 2017 2018 2019 2020 Q1 2021 ($ in millions) Total Assets

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 18 Commercial & Industrial 12% Real Estate- Construction 7% Real Estate- Commercial 36% Real Estate- Residential 33% Consumer 11% Other 1% Strong Expertise in Commercial Real Estate Loan Growth Trend and CRE Loan Composition (as of March 31, 2021) $683.4 $681.9 $744.4 $912.9 $952.5 $1,044.8 $1,041.7 $500 $600 $700 $800 $900 $1,000 $1,100 2015 2016 2017 2018 2019 2020 Q1 2021 ($ in millions) Total Loans

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 19 Non-Interest Bearing Demand Deposits 29% Interest Bearing Demand Accounts 22% Money Market Accounts 16% Savings Accounts 19% Time Deposits 14% Deposit Composition Total Deposits and Composition (as of March 31, 2021) $679.3 $698.2 $773.3 $1,086.7 $1,118.4 $1,224.6 $1,284.5 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 2015 2016 2017 2018 2019 2020 Q1 2021 ($ in millions) Total Deposits

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 20 Asset Quality Trends (as of March 31, 2021) 0.02% -0.01% 0.03% 0.39% 0.02% -0.05% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 0.45% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 NCOs (Recoveries) / Average Loans 0.31% 0.31% 1.15% 1.04% 1.03% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Non-Performing Loans / Total Loans 1.26% 1.21% 1.31% 1.22% 1.22% 1.16% 1.18% 1.20% 1.22% 1.24% 1.26% 1.28% 1.30% 1.32% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Allowance for Loan Losses to Total Loans 0.42% 0.41% 1.09% 1.04% 0.98% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 NPAs / Assets

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 21 Revenue Diversification ◼ Fee income sources comprised approximately 16.6% of 2020 total operating revenue; provides stable revenue stream ◼ The Exchange Underwriters’ business segment increased approximately 8% on a year-to-date basis in 2020 continuing its strong momentum following the acquisition of Beynon Insurance in August 2018 $10.5 $10.3 $10.4 $10.6 $10.0 $1.9 $2.6 $2.2 $2.8 $3.2 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Total Revenue – Five Quarter Trend ($M) Net Interest Income Fee Income Insurance Commissions $1,595 Other Commissions $165 Net Gain on Sales of Loans $86 Net Gain on Purchased Tax Credits $18 Net Gain on Securities $447 Income from Bank- Owned Life Insurance $137 Service Fees $546 Other Income $180 Q1 2021 – Fee Income Mix $ in Millions $ in 000s

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 22 Net Income (Loss) and Adjusted Net Income – Last 5 Quarters $773 $2,903 $3,079 $2,845 -$500 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 ($ in 000s) Net Income ($17,395) $773 $2,903 $1,844 $3,277 $2,845 -$500 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 Q1 2020 Q2 2020 Q3 2020* Q4 2020* Q1 2021 ($ in 000s) Adjusted Net Income1 (1) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations. * Adjusted Net Income in the third and fourth quarter of 2020 included Goodwill Impairment, Writedown on Fixed Assets, and Tax Effect

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 23 EPS (Loss) and Adjusted EPS – Last 5 Quarters $0.14 $0.54 $0.57 $0.52 -$0.1 $0.0 $0.1 $0.2 $0.3 $0.4 $0.5 $0.6 $0.7 $0.8 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 EPS ($3.22) $0.14 $0.54 $0.34 $0.61 $0.52 $0.0 $0.2 $0.3 $0.5 $0.6 $0.8 Q1 2020 Q2 2020 Q3 2020* Q4 2020* Q1 2021 Adjusted EPS1 (1) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations. Adjusted EPS in the third and fourth quarter of 2020 included Goodwill Impairment, Writedown on Fixed Assets, and Tax Effect

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 24 Net Interest Margin (FTE)(1) 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Q1 2020 Q2 2021 Q3 2020 Q4 2020 Q1 2021 Yield on Earning Assets Net Interest Margin Cost of Funds 3.05% 0.44% 3.36% (1) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations. 4.17% 3.57% 0.82%

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 25 Adjusted Efficiency Ratio(1) 50.00% 55.00% 60.00% 65.00% 70.00% 75.00% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 70.06% (1) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations. 66.18%

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 26 Adjusted Return on Average Assets – ROAA(1) 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 8.54% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 0.81% Adjusted Return on Average Equity – ROAE(1) (1) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations. 0.24% 2.04%

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 27 Strong and Improving Capital Ratios 11.60% 11.60% 12.85% 8.23% 11.79% 11.79% 13.04% 7.81% 11.85% 11.85% 13.10% 7.87% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% Common Equity Tier 1 Capital (to Risk Weighted Assets) Tier 1 Capital (to Risk Weighted Assets) Total Capital (to Risk Weighted Assets) Tier 1 Leverage (to Adjusted Total Assets) March 31, 2020 December 31, 2020 March 31, 2021 3/31/20 12/31/20 3/31/21 3/31/20 12/31/20 3/31/21 3/31/20 12/31/20 3/31/21 3/31/20 12/31/20 3/31/21

Moving Forward – Building a Stronger Community Investing for the Future Adaptive to New Consumer Expectations Engaging with Loyal Customers and Winning New Ones

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 29 Contact Information Company Contact: John H. Montgomery President and Chief Executive Officer Phone: (724) 225-2400 Investor Relations Adam Prior Phone: (212) 836-9606 Email: aprior@equityny.com NASDAQ Capital Market: CBFV 100 N. Market Street Carmichaels, PA 15320 Phone: 724-966-5041 Fax: 724-966-7867

Appendix

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 31 Selected Consolidated Financial Information Selected Financial Condition Data 3/31/21 12/31/20 9/30/20 6/30/20 3/31/20 Total Assets $ 1,476,821 $ 1,416,720 $ 1,392,876 $ 1,407,152 $ 1,313,173 Cash and Due From Banks 230,000 160,911 112,169 131,403 78,099 Securities 142,156 145,400 158,956 148,648 171,411 Loans Real Estate: Residential 339,596 344,142 343,955 344,782 346,864 Commercial 370,118 373,555 353,904 350,506 354,374 Construction 77,714 72,600 69,178 58,295 50,017 Commercial and Industrial 128,931 126,813 144,315 149,085 80,721 Consumer 111,650 113,854 117,364 117,145 121,494 Other 13,688 13,789 22,169 22,346 21,180 Total Loans 1,041,697 1,044,753 1,050,885 1,042,159 974,650 Allowance for Loan Losses (12,725) (12,771) (13,780) (12,648) (12,322) Loans, Net 1,028,972 1,031,982 1,037,105 1,029,511 962,328 Premises and Equipment, Net 20,240 20,302 20,439 21,818 22,037 Goodwill 9,732 9,732 9,732 28,425 28,425 Intangible Assets, Net 7,867 8,399 8,931 9,463 9,995 Deposits Non-Interest Bearing Demand Deposits 377,137 340,569 335,287 341,180 267,369 Interest Bearing Demand Accounts 280,929 259,870 245,850 237,343 229,601 Money Market Accounts 198,975 199,029 188,958 184,726 177,597 Savings Accounts 246,725 235,088 232,691 229,388 220,484 Time Deposits 180,697 190,013 196,250 201,303 211,589 Total Deposits 1,284,463 1,224,569 1,199,036 1,193,940 1,106,640 Short-Term Borrowings 45,352 41,055 42,061 42,349 34,967 Other Borrowings 6,000 8,000 11,000 11,000 11,000 Stockholders’ Equity 133,776 134,530 133,299 152,392 151,525 (Dollars in thousands) (Unaudited)

Selected Consolidated Financial Information

(Dollars in thousands) (Unaudited)

	Three Months Ended				
Selected Operating Data	**3/31/21**	**12/31/20**	**9/30/20**	**6/30/20**	**3/31/20**
Interest and Dividend Income					
Loans, Including Fees	$ 10,146	$ 10,833	$ 10,709	$ 10,577	$ 10,764
Securities:					
Taxable	646	725	753	940	1,201
Tax-Exempt	78	78	79	106	106
Dividends	20	20	19	20	20
Other Interest and Dividend Income	98	99	96	84	238
Total Interest and Dividend Income	10,988	11,755	11,656	11,727	12,329
Interest Expense					
Deposits	947	1,036	1,150	1,305	1,681
Short-Term Borrowings	23	25	28	39	45
Other Borrowings	41	60	62	62	70
Total Interest Expense	1,011	1,121	1,240	1,406	1,796
Net Interest and Dividend Income	9,977	10,634	10,416	10,321	10,533
Provision for Loan Losses	—	—	1,200	300	2,500
Net Interest and Dividend Income After Provision for Loan Losses	9,977	10,634	9,216	10,021	8,033
Noninterest Income:					
Service Fees	546	560	554	487	605
Insurance Commissions	1,595	1,403	1,079	1,113	1,283
Other Commissions	165	105	76	188	110
Net Gain on Sales of Loans	86	388	435	441	127
Net Gain (Loss) on Securities	447	213	(59)	517	(438)
Net Gain on Purchased Tax Credits	18	16	15	16	15
Net (Loss) Gain on Disposal of Fixed Assets	—	(13)	(65)	—	17
Income from Bank-Owned Life Insurance	137	140	140	138	139
Other Income (Loss)	180	(34)	(2)	(252)	14
Total Noninterest Income	3,174	2,778	2,173	2,648	1,872
Noninterest Expense:					
Salaries and Employee Benefits	4,894	5,126	5,124	4,828	4,731
Occupancy	710	606	759	699	733
Equipment	266	234	220	224	257
Data Processing	518	476	482	460	425
FDIC Assessment	250	344	172	163	158
PA Shares Tax	265	350	355	333	275
Contracted Services	687	577	531	562	378
Legal and Professional Fees	189	185	161	171	235
Advertising	140	178	148	155	183
Other Real Estate Owned (Income)	(38)	(39)	(12)	(1)	(17)
Amortization of Intangible Assets	532	532	532	532	532
Goodwill Impairment	—	—	18,693	—	—
Writedown of Fixed Assets	—	240	884	—	—
Other	982	916	919	945	1,113
Total Noninterest Expense	9,395	9,725	28,968	9,071	9,003
Income (Loss) Before Income Tax Expense (Benefit)	3,756	3,687	(17,579)	3,598	902
Income Tax Expense (Benefit)	911	608	(184)	695	129
Net Income (Loss)	$ 2,845	$ 3,079	$ (17,395)	$ 2,903	$ 773

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 32

Per Common Share Data

Per Common Share Data	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
	Three Months Ended				
Dividends Per Common Share	$ 0.24	$ 0.24	$ 0.24	$ 0.24	$ 0.24
Earnings (Loss) Per Common Share - Basic	0.52	0.57	(3.22)	0.54	0.14
Earnings (Loss) Per Common Share - Diluted	0.52	0.57	(3.22)	0.54	0.14
Adjusted Earnings Per Common Share - Diluted (Non-GAAP) (1)	0.52	0.61	0.34	0.54	0.14
Weighted Average Common Shares Outstanding - Basic	5,434,374	5,404,874	5,395,342	5,393,712	5,431,199
Weighted Average Common Shares Outstanding - Diluted	5,436,881	5,406,068	5,395,342	5,393,770	5,456,867

	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Common Shares Outstanding	5,434,374	5,434,374	5,398,712	5,393,712	5,393,712
Book Value Per Common Share	$ 24.62	$ 24.76	$ 24.69	$ 28.25	$ 28.09
Tangible Book Value per Common Share (Non-GAAP) (1)	21.38	21.42	21.23	21.23	20.97
Stockholders' Equity to Assets	9.1 %	9.5 %	9.6 %	10.8 %	11.5 %
Tangible Common Equity to Tangible Assets (Non-GAAP) (1)	8.0	8.3	8.3	8.4	8.9

(1) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 33

Selected Financial Ratios /Asset Quality Ratios / Capital Ratios

	Three Months Ended				
Selected Financial Ratios [2]	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Return on Average Assets	0.81 %	0.87 %	(4.90) %	0.85 %	0.24 %
Adjusted Return on Average Assets (Non-GAAP) [1]	0.81	0.92	0.52	0.85	0.24
Return on Average Equity	8.54	9.13	(45.13)	7.65	2.04
Adjusted Return on Average Equity (Non-GAAP) [1]	8.54	9.72	4.78	7.65	2.04
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	142.98	141.58	141.98	140.72	135.06
Average Equity to Average Assets	9.48	9.49	10.85	11.08	11.67
Net Interest Rate Spread	2.91	3.07	3.03	3.10	3.34
Net Interest Rate Spread (FTE) (Non-GAAP) [1]	2.92	3.08	3.05	3.12	3.35
Net Interest Margin	3.04	3.21	3.19	3.28	3.55
Net Interest Margin (FTE) (Non-GAAP) [1]	3.05	3.22	3.21	3.30	3.57
Net Charge-offs (Recoveries) to Average Loans	0.02	0.39	0.03	(0.01)	0.02
Efficiency Ratio	71.44	72.51	230.11	69.94	72.58
Adjusted Efficiency Ratio (Non-GAAP) [1]	70.06	68.06	69.78	68.58	66.18
Asset Quality Ratios	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Allowance for Loan Losses to Total Loans [3]	1.22 %	1.22 %	1.31 %	1.21 %	1.26 %
Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) [1] [3]	1.30	1.29	1.41	1.30	1.26
Allowance for Loan Losses to Nonperforming Loans [3] [4]	89.29	88.15	91.84	226.59	235.51
Allowance for Loan Losses to Noncurrent Loans [3] [5]	118.08	117.20	114.01	390.73	406.80
Delinquent and Nonaccrual Loans to Total Loans [5] [6]	1.18	1.50	1.23	0.39	0.89
Nonperforming Loans to Total Loans [4]	1.37	1.39	1.43	0.54	0.54
Noncurrent Loans to Total Loans [5]	1.03	1.04	1.15	0.31	0.31
Nonperforming Assets to Total Assets [7]	0.98	1.04	1.09	0.41	0.42
Capital Ratios [8]	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Common Equity Tier 1 Capital (to Risk Weighted Assets)	11.85 %	11.79 %	11.62 %	11.90 %	11.60 %
Tier 1 Capital (to Risk Weighted Assets)	11.85	11.79	11.62	11.90	11.60
Total Capital (to Risk Weighted Assets)	13.10	13.04	12.88	13.16	12.85
Tier 1 Leverage (to Adjusted Total Assets)	7.87	7.81	7.63	7.90	8.23

(1) Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2) Interim period ratios are calculated on an annualized basis.
(3) Loans acquired in connection with the mergers with FedFirst Financial Corporation and First West Virginia Bancorp were recorded at their estimated fair value at the acquisition date and did not include a carryover of the pre-merger allowance for loan losses.
(4) Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(5) Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(6) Delinquent loans consist of accruing loans that are 30 days or more past due.
(7) Nonperforming assets consist of nonperforming loans and other real estate owned.
(8) Capital ratios are for Community Bank only.

Certain items previously reported may have been reclassified to conform with the current reporting period's format.

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 34

Average Balances and Yields

(Dollars in thousands) (Unaudited)	March 31, 2021			December 31, 2020			Three Months Ended September 30, 2020			June 30, 2020			March 31, 2020		
	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)
Assets:															
Interest-Earning Assets:															
Loans, Net	$ 1,031,853	$ 10,168	4.00 %	$ 1,032,942	$ 10,860	4.18 %	$ 1,035,426	$ 10,744	4.13 %	$ 1,014,000	$ 10,612	4.21 %	$ 950,661	$ 10,796	4.57 %
Debt Securities															
Taxable	122,883	646	2.10	133,026	725	2.18	123,332	753	2.44	137,268	940	2.74	158,655	1,201	3.03
Exempt From Federal Tax	12,943	96	2.97	13,006	96	2.95	13,054	97	2.97	14,106	130	3.69	16,837	127	3.02
Equity Securities	2,632	20	3.04	2,612	20	3.06	2,580	19	2.95	2,579	20	3.10	2,568	20	3.12
Other Interest-Earning Assets	161,871	98	0.25	137,000	99	0.29	123,171	96	0.31	97,033	84	0.35	64,608	238	1.48
Total Interest-Earning Assets	1,332,182	11,028	3.36	1,318,586	11,800	3.56	1,297,563	11,709	3.59	1,264,986	11,786	3.75	1,193,329	12,382	4.17
Noninterest-Earning Assets	92,550			94,262			115,567			113,176			114,056		
Total Assets	$ 1,424,732			$ 1,412,848			$ 1,413,130			$ 1,378,162			$ 1,307,385		
Liabilities and Stockholders' Equity															
Interest-Bearing Liabilities:															
Interest-Bearing Demand Deposits	$ 259,065	77	0.12 %	$ 252,521	83	0.13 %	$ 245,977	99	0.16	$ 236,312	141	0.24	$ 226,482	267	0.47 %
Savings	239,850	32	0.05	232,647	32	0.05	230,567	32	0.06	227,470	35	0.06	218,328	90	0.17
Money Market	197,395	98	0.20	198,983	131	0.26	185,644	140	0.30	182,656	187	0.41	180,982	249	0.55
Time Deposits	187,114	740	1.60	193,194	790	1.63	198,184	879	1.76	205,847	942	1.84	215,449	1,075	2.01
Total Interest-Bearing Deposits	883,424	947	0.43	877,345	1,036	0.47	860,372	1,150	0.53	852,285	1,305	0.62	841,241	1,681	0.80
Short-Term Borrowings															
Securities Sold Under Agreements to Repurchase	41,094	23	0.23	43,468	25	0.23	42,512	28	0.26	35,642	39	0.44	29,541	45	0.61
Other Borrowings	7,200	41	2.31	10,543	60	2.26	11,000	62	2.24	11,000	62	2.27	12,780	70	2.20
Total Interest-Bearing Liabilities	931,718	1,011	0.44	931,356	1,121	0.48	913,884	1,240	0.54	898,927	1,406	0.63	883,562	1,796	0.82
Noninterest-Bearing Demand Deposits	349,108			338,223			337,441			317,738			261,504		
Other Liabilities	8,869			9,176			8,477			8,815			9,797		
Total Liabilities	1,289,695			1,278,755			1,259,802			1,225,480			1,154,863		
Stockholders' Equity	135,037			134,093			153,328			152,682			152,522		
Total Liabilities and Stockholders' Equity	$ 1,424,732			$ 1,412,848			$ 1,413,130			$ 1,378,162			$ 1,307,385		
Net Interest Income (FTE) (Non-GAAP) (5)		10,017			10,679			10,469			10,380			10,586	
Net Interest-Earning Assets (1)	400,464			387,230			383,679			366,059			309,767		
Net Interest Rate Spread (FTE) (Non-GAAP) (2) (5)			2.92 %			3.08 %			3.05			3.12			3.35 %
Net Interest Margin (FTE) (Non-GAAP) (3)(5)			3.05			3.22			3.21			3.30			3.57

(1) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.
(4) Annualized.
(5) Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 35

Non-GAAP Financial Measures: Adjusted Net Income, EPS, ROAA, ROAE

(Dollars in thousands, except share and per share data) (Unaudited)	Three Months Ended 3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Net Income (Loss) (GAAP)	$ 2,845	$ 3,079	$ (17,395)	$ 2,903	$ 773
Non-Cash Charges:					
Goodwill Impairment	—	—	18,693	—	—
Writedown on Fixed Assets	—	240	884	—	—
Tax Effect	—	(42)	(338)	—	—
Adjusted Net Income (Non-GAAP)	$ 2,845	$ 3,277	$ 1,844	$ 2,903	$ 773
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,436,881	5,406,068	5,395,342	5,393,770	5,456,867
Earnings (Loss) per Common Share - Diluted (GAAP)	$ 0.52	$ 0.57	$ (3.22)	$ 0.54	$ 0.14
Goodwill Impairment	—	—	3.46	—	—
Writedown on Fixed Assets	—	0.04	0.16	—	—
Tax Effect	—	(0.01)	(0.06)	—	—
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$ 0.52	$ 0.61	$ 0.34	$ 0.54	$ 0.14
Net Income (Loss) (GAAP) (Numerator)	$ 2,845	$ 3,079	$ (17,395)	$ 2,903	$ 773
Annualization Factor	4.06	3.98	3.98	4.02	4.02
Average Assets (Denominator)	1,424,732	1,412,848	1,413,130	1,378,162	1,307,385
Return on Average Assets (GAAP)	0.81 %	0.87 %	(4.90) %	0.85 %	0.24 %
Adjusted Net Income (Non-GAAP) (Numerator)	$ 2,845	$ 3,277	$ 1,844	$ 2,903	$ 773
Annualization Factor	4.06	3.98	3.98	4.02	4.02
Average Assets (Denominator)	1,424,732	1,412,848	1,413,130	1,378,162	1,307,385
Adjusted Return on Average Assets (Non-GAAP)	0.81 %	0.92 %	0.52 %	0.85 %	0.24 %

(Dollars in thousands) (Unaudited)	Three Months Ended 3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Net Income (Loss) (GAAP) (Numerator)	$ 2,845	$ 3,079	$ (17,395)	$ 2,903	$ 773
Annualization Factor	4.06	3.98	3.98	4.02	4.02
Average Equity (Denominator)	135,037	134,093	153,328	152,682	152,522
Return on Average Equity (GAAP)	8.54 %	9.13 %	(45.13)%	7.65 %	2.04 %
Adjusted Net Income (Loss) (GAAP) (Numerator)	$ 2,845	$ 3,079	$ (17,395)	$ 2,903	$ 773
Annualization Factor	4.06	3.98	3.98	4.02	4.02
Average Equity (Denominator)	135,037	134,093	153,328	152,682	152,522
Adjusted Return on Average Equity (Non-GAAP)	8.54 %	9.72 %	4.78 %	7.65 %	2.04 %

CB Financial Services, Inc. (Nasdaq: CBFV)

May 2021

Page 36

Non-GAAP Financial Measures: Tangible Common Equity, Tangible Book Value per Share and Tangible Common Equity to Tangible Assets

(Dollars in thousands, except share and per share data)	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/18	12/31/17
Stockholders' Equity (GAAP)	$ 133,776	$ 134,530	$ 133,299	$ 152,392	$ 151,525	$ 151,097	$ 137,625	$ 93,256
Goodwill and Other Instangible Assets, Net	(17,599)	(18,131)	(18,663)	(37,888)	(38,420)	(38,952)	(41,080)	(8,237)
Tangible Common Equity or Tangible Book Value (Non-GAAP)	$ 116,177	$ 116,399	$ 114,636	$ 114,504	$ 113,105	$ 112,145	$ 96,545	$ 85,019
Common Shares Outstanding	5,434,374	5,434,374	5,398,712	5,393,712	5,393,712	5,463,828	5,432,289	4,095,957
Book Value per Common Share (GAAP)	$ 24.62	$ 24.76	$ 24.69	$ 28.25	$ 28.09	$ 27.65	$ 25.33	$ 22.77
Tangible Book Value per Common Share (Non-GAAP)	$ 21.38	$ 21.42	$ 21.23	$ 21.23	$ 20.97	$ 20.52	$ 17.77	$ 20.76
Total Assets	$ 1,476,821	$ 1,416,720	$ 1,392,876	$ 1,407,152	$ 1,313,173	$ 1,321,537	$ 1,281,701	$ 934,486
Goodwill and Other Instangible Assets, Net	(17,599)	(18,131)	(18,663)	(37,888)	(38,420)	(38,952)	(41,080)	(8,237)
Tangible Assets (Non-GAAP)	$ 1,459,222	$ 1,398,589	$ 1,374,213	$ 1,369,264	$ 1,274,753	$ 1,282,585	$ 1,240,621	$ 926,249
Stockholders' Equity to Assets (GAAP)	9.06%	9.50%	9.57%	10.83%	11.54%	11.43%	10.74%	9.98%
Tangible Common Equity / Tangible Assets (Non-GAAP)	7.96%	8.32%	8.34%	8.36%	8.87%	8.74%	7.78%	9.18%

CB Financial Services, Inc. (Nasdaq: CBFV)

May 2021

Page 37

Non-GAAP Financial Measures: Return on Average Tangible Common Equity

(Dollars in thousands)	Three Months Ended March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	Full Year December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017
Net Income (GAAP)	$ 2,845	$ 3,079	$ (17,395)	$ 2,903	$ 773	$ (10,640)	$ 14,327	$ 7,052	$ 6,944
Amortization of Intangible Assets, Net	532	532	532	532	532	2,128	1,532	1,167	348
Goodwill Impairment	-	-	18,693	-	-	18,693	-	-	-
Adjusted Net Income (Non-GAAP) (Numerator)	$ 3,377	$ 3,611	$ 1,830	$ 3,435	$ 1,305	$ 10,181	$ 15,859	$ 8,219	$ 7,292
Annualization Factor	4.0556	3.9783	3.9783	4.0220	4.0220	1.0000	1.0000	1.0000	1.0000
Average Stockholders' Equity (GAAP)	$ 135,037	$ 134,093	$ 153,328	$ 152,682	$ 152,522	$ 148,132	$ 144,903	$ 119,300	$ 92,263
Average Goodwill and Other Intangible Assets, Net	(17,943)	(18,441)	(37,503)	(38,232)	(38,767)	(33,207)	(39,782)	(30,012)	(8,504)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$ 117,094	$ 115,652	$ 115,825	$ 114,450	$ 113,755	$ 114,925	$ 105,121	$ 89,288	$ 83,759
Return on Average Equity (GAAP)	8.54 %	9.13 %	(45.13)%	7.65 %	2.04 %	(7.18)%	9.89 %	5.91 %	7.53 %
Return on Average Tangible Common Equity (Non-GAAP)	11.70 %	12.42 %	6.29 %	12.07 %	4.61 %	8.86 %	15.09 %	9.21 %	8.71 %

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 38

Non-GAAP Financial Measures: Net Interest Rate Spread (FTE) and Net Interest Margin (FTE)

(Dollars in thousands)	Three Months Ended 3/31/21	12/31/20	9/30/20	6/30/20	3/31/20	Full Year 12/31/20	12/31/19	12/31/18	12/31/17
Interest Income per Consolidated Statement of Income (GAAP)	$ 10,988	$ 11,755	$ 11,656	$ 11,727	$ 12,329	$ 47,467	$ 51,031	$ 43,626	$ 32,434
Adjustment to FTE Basis	40	45	53	59	53	211	251	355	585
Interest Income (FTE) (Non-GAAP)	$ 11,028	$ 11,800	$ 11,709	$ 11,786	$ 12,382	$ 47,678	$ 51,282	$ 43,981	$ 33,019
Interest Expense per Consolidated Statement of Income	1,011	1,121	1,240	1,406	1,796	5,563	7,857	5,949	3,374
Net Interest Income (FTE) (Non-GAAP)	$ 10,017	$ 10,679	$ 10,469	$ 10,380	$ 10,586	$ 42,115	$ 43,425	$ 38,032	$ 29,645
Net Interest Rate Spread (GAAP)	2.91%	3.07%	3.03%	3.10%	3.34%	3.13%	3.40%	3.37%	3.37%
Adjustment to FTE Basis	0.01%	0.01%	0.02%	0.02%	0.01%	0.02%	0.02%	0.03%	0.07%
Net Interest Rate Spread (FTE) (Non-GAAP)	2.92 %	3.08 %	3.05 %	3.12 %	3.35 %	3.15%	3.42%	3.40%	3.44%
Net Interest Margin (GAAP)	3.04%	3.21%	3.19%	3.28%	3.55%	3.30%	3.62%	3.55%	3.51%
Adjustment to FTE Basis	0.01%	0.01%	0.02%	0.02%	0.02%	0.02%	0.02%	0.04%	0.07%
Net Interest Margin (FTE) (Non-GAAP)	3.05%	3.22%	3.21%	3.30%	3.57%	3.32%	3.64%	3.59%	3.58%

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 39

Non-GAAP Financial Measures: Adjusted Efficiency Ratio

(Dollars in thousands)	Three Months Ended					Full Year			
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2020	12/31/2019	12/31/2018	12/31/2017
Efficiency Ratio (GAAP)									
Noninterest expense (GAAP)	$ 9,395	$ 9,725	$ 28,968	$ 9,071	$ 9,003	$ 56,767	$ 34,960	$ 34,848	$ 24,636
Net Interest and Dividend Income (GAAP)	9,977	10,634	10,416	10,321	10,533	41,904	43,174	37,677	29,060
Noninterest Income (GAAP)	3,174	2,778	2,173	2,648	1,872	9,471	8,567	7,686	7,264
Operating Revenue (GAAP)	13,151	13,412	12,589	12,969	12,405	51,375	51,741	45,363	36,324
Efficiency Ratio (GAAP)	71.44 %	72.51 %	230.11 %	69.94 %	72.58 %	110.50 %	67.57 %	76.82 %	67.82 %
Adjusted Efficiency Ratio (Non-GAAP)									
Noninterest expense (GAAP)	$ 9,395	$ 9,725	$ 28,968	$ 9,071	$ 9,003	$ 56,767	$ 34,960	$ 34,848	$ 24,636
Less:									
Other Real Estate Owned (Income)	(38)	(39)	(12)	(1)	(17)	(69)	(103)	48	(349)
Amortization of Intangible Assets	532	532	532	532	532	2,128	2,127	1,556	544
Goodwill Impairment	-	-	18,693	-	-	18,693	-	-	-
Writedown on Fixed Assets	-	240	884	-	-	1,124	-	-	-
Merger Expense						-	-	854	356
Adjusted Noninterest Expense (Non-GAAP)	$ 8,901	$ 8,992	$ 8,871	$ 8,540	$ 8,488	$ 34,891	$ 32,936	$ 32,390	$ 24,085
Net Interest and Dividend Income (GAAP)	9,977	10,634	10,416	10,321	10,533	41,904	43,174	37,677	29,060
Noninterest Income (GAAP)	3,174	2,778	2,173	2,648	1,872	9,471	8,567	7,686	7,264
Less:									
Net Gain (Loss) on Securities	447	213	(59)	517	(438)	233	140	(63)	199
Net (Loss) Gain on Disposal of Fixed Assets	-	(13)	(65)	-	17	(61)	2	(137)	-
Adjusted Noninterest Income (Non-GAAP)	2,727	2,578	2,297	2,131	2,293	9,299	8,425	7,886	7,065
Adjusted Operating Revenue (Non-GAAP)	12,704	13,212	12,713	12,452	12,826	51,203	51,599	45,563	36,125
Adjusted Efficiency Ratio (Non-GAAP)	70.06 %	68.06 %	69.78 %	68.58 %	66.18 %	68.14 %	63.83 %	71.09 %	66.67 %

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 40

CB Financial Services, Inc. (Nasdaq: CBFV) May 2021 Page 41 Non-GAAP Financial Measures: Pre-Tax Pre-Provision Return on Average Assets Three Months Ended Full Year 3/31/21 3/31/20 12/31/20 12/31/19 12/31/18 12/31/17 (Dollars in thousands) Net Income (Loss) Before Income Tax Expense (Benefit) (GAAP) $ 3,756 $ 902 $ (9,392) $ 16,056 $ 8,590 $ 9,818 Provision for Loan Losses - 2,500 4,000 725 2,525 1,870 Goodwill Impairment - - 18,693 - - - Impairment on Fixed Assets - - 1,124 - - - Pre-Tax, Pre-Provision ("PTPP") Net Income (Non- GAAP) (Numerator) $ 3,756 $ 3,402 $ 14,425 $ 16,781 $ 11,115 $ 11,688 Annualization Factor 4.0556 4.0220 1.0000 1.0000 1.0000 1.0000 Average Assets (Denominator) $ 1,424,732 $ 1,307,385 $ 1,378,074 $ 1,311,425 $ 1,152,558 $ 887,150 PTPP Return on Average Assets (Non-GAAP) 1.07% 1.05% 1.05% 1.28% 0.96% 1.32%